EXHIBIT 10.2

CONTRIBUTION, CONVEYANCE AND

ASSUMPTION AGREEMENT

WILLIAMS PARTNERS L.P.

TABLE OF CONTENTS

ARTICLE I DEFINITIONS; RECORDATION		4
1.1	Definitions	4
1.2	Recordation of Evidence of Ownership of Assets	7

ARTICLE II THE OFFERING AND RELATED TRANSACTIONS		7
2.1	Distribution of MCFS Working Capital Assets by MCFS to Holdings	7
2.2	Distribution of CTP Working Capital Assets by CTP to WES	7
2.3	Contribution by WES to GP LLC of an Interest in CTP	8
2.4	Contribution by GP LLC to the MLP of the CTP Interest	8
2.5	Contribution by WES to the MLP of its Remaining Interest in CTP	8
2.6	Contribution by WE to the MLP of an Interest in Discovery	8
2.7	Contribution by Williams Pipeline to the MLP of an Interest in Discovery	8
2.8	Contribution by Holdings to the MLP of All of Its Interests in MCFS	9
2.9	Public Cash Contribution	9
2.10	MLP Receipt of Cash Contribution	9
2.11	MLP Cash Distribution to [TWC affiliates]	9
2.12	MCFS Receipt of Cash Contribution	10
2.13	CTP Receipt of Cash Contribution	10
2.14	Conveyance and Contribution by the MLP to the OLLC of its Interests in MCFS, CTP and Discovery	10
2.15	Specific Conveyances	10

ARTICLE III ASSUMPTION OF CERTAIN LIABILITIES		10
3.1	Assumption of CTP Liabilities by GP LLC	10
3.2	Assumption of CTP Liabilities by the MLP	10
3.3	Assumption of CTP Remaining Liabilities by the MLP	11
3.4	Assumption of WE Discovery Liabilities by the MLP	11
3.5	Assumption of Williams Pipeline Discovery Liabilities by the MLP	11
3.6	Assumption of MCFS Liabilities by the MLP	11
3.7	Assumption of MLP Aggregate Liabilities by the OLLC	12
3.8	General Provisions Relating to Assumption of Liabilities	12

ARTICLE IV ADDITIONAL TRANSACTION		12
4.1	Purchase of Additional Common Units	12

ARTICLE V TITLE MATTERS		12
5.1	Encumbrances	12
5.2	Disclaimer of Warranties; Subrogation; Waiver of Bulk Sales Laws	13

ARTICLE VI FURTHER ASSURANCES		14
6.1	Further Assurances	14
6.2	Other Assurances	15

ARTICLE VII MISCELLANEOUS		15
7.1	Order of Completion of Transactions	15

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7.2	Consents; Restriction on Assignment	15
7.3	Costs	16
7.4	Headings; References; Interpretation	16
7.5	Successors and Assigns	17
7.6	No Third Party Rights	17
7.7	Counterparts	17
7.8	Governing Law	17
7.9	Severability	17
7.10	Deed; Bill of Sale; Assignment	17
7.11	Amendment or Modification	17
7.12	Integration	17

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CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT

     THIS CONTRIBUTION, CONVEYANCE AND ASSUMPTION AGREEMENT, dated as of ______ ___, 2005, is entered into by and among Williams Energy Services, LLC, a Delaware limited liability company (“WES”); Williams Partners GP LLC, a Delaware limited liability company (“GP LLC”); Williams Partners L.P., a Delaware limited partnership (the “MLP”); Williams Partners Operating LLC, a Delaware limited liability company (the “OLLC”); Williams Energy LLC, a Delaware limited liability company (“WE”); Williams Discovery Pipeline, LLC, a Delaware limited liability company (“Williams Pipeline”); Williams Partners Holdings LLC, a Delaware limited liability company (“Holdings”); Mid-Continent Fractionation and Storage, LLC, a Delaware limited liability company (“MCFS”); and Carbonate Trend Pipeline LLC, a Delaware limited liability company (“CTP”). The foregoing shall be referred to individually as a “Party” and collectively as the “Parties.” Certain capitalized terms used are defined in Article I hereof.

RECITALS

     WHEREAS, WES and GP LLC have formed the MLP pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware Limited Partnership Act”), for the purpose of, among other things, owning, operating and acquiring certain assets of certain subsidiaries of The Williams Companies, Inc., a Delaware corporation (“TWC”), used in the business of gathering, transporting and processing natural gas and fractionating and storing natural gas liquids.

     WHEREAS, in order to accomplish the objectives and purposes in the preceding recital, the following actions have been taken prior to the date hereof:

1.	Williams Midstream Natural Gas Liquids, Inc. (“WMNGL”) conveyed the Conway Storage East, Conway West and Mitchell storage assets, certain Conway real estate, several easements and a letter of credit for storage abandonment to MCFS in exchange for a membership interest in MCFS.

2.	Williams Natural Gas Liquids, Inc. (“WNGL”) conveyed a 50% undivided interest in the Conway fractionator, all applicable contracts or agreements relating to the contributed assets (including but not limited to the Conway fractionator operating agreement), a fixed price gas purchase contract and certain Conway real estate to MCFS in exchange for a membership interest in MCFS.

3.	Espagas USA, Inc. (“Espagas”) conveyed certain Conway real estate to MCFS in exchange for a membership interest in MCFS.

4.	MAPCO Inc., (“MAPCO”) conveyed certain Conway real estate and a VOP MEROX license agreement to MCFS in exchange for a membership interest in MCFS.

5.	WES formed GP LLC under the terms of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), and contributed $1,000 in exchange for all of the membership interests in GP LLC.

6.	GP LLC and WES formed the MLP, to which GP LLC contributed $20 and WES contributed $980 in exchange for a 2% general partner and 98% limited partner interest, respectively.

7.	WES acquired 100% of the membership interests in ENI British Borneo Pipeline LLC (“ENIBBP”). Upon acquisition, the legal name of ENIBBP was changed to Williams Discovery Pipeline, LLC.

8.	The MLP formed the OLLC pursuant to the Delaware LLC Act and contributed $1,000 in exchange for all of the membership interests in the OLLC.

9.	[WNGL] formed Holdings pursuant to the Delaware LLC Act and contributed $1,000 in exchange for all of the membership interests in Holdings.

10.	WMNGL, WNGL, Espagas and MAPCO contributed all of the outstanding membership interests in MCFS to Holdings in exchange for the proportionate membership interests in Holdings.

11.	Williams Mobile Bay Producer Services, LLC (“WMBPS”) formed CTP pursuant to the Delaware LLC Act and contributed the Carbonate Trend Pipeline to CTP in exchange for all of the membership interests in CTP.

12.	WMBPS distributed all of the membership interest in CTP to Arctic Fox Assets LLC (“AFA”)

13.	AFA distributed all of the outstanding membership interests in CTP to TWC, which in turn contributed those membership interests to WES.

14.	The MLP, TWC and certain other TWC subsidiaries entered into an amendment and restatement of the Existing Credit Agreement, to allow the MLP to borrow up to $75 million under the Existing Credit Agreement for general partnership purposes, including acquisitions.

     WHEREAS, concurrently with the consummation of the transactions contemplated hereby, each of the following shall occur:

1.	MCFS will distribute to Holdings cash, receivables and other working capital assets (“MCFS Working Capital Assets”) estimated to be approximately $ ______million.

2.	CTP will distribute to WES cash, receivables and other working capital assets (“CTP Working Capital Assets”) estimated to be approximately $ ______million.

3.	WES will contribute membership interests in CTP with an aggregate value equal to 2% of the equity value of the MLP to GP LLC as a capital contribution.

4.	GP LLC will contribute its membership interest in CTP to the MLP in exchange for (a) a continuation of its 2% general partner interest and (b) the Incentive Distribution Rights.

5.	WES will contribute its remaining membership interest in CTP to the MLP in exchange for (a) 233,769 Common Units representing a 3.5% limited partner interest in the MLP and (b) 898,406 Subordinated Units representing a 6.5% limited partner interest in the MLP.

6.	WE will contribute to the MLP a 23.3% membership interest (the “WE Discovery Interest”) in Discovery Producer Services, LLC (“Discovery”), in exchange for (y) 517,633 Common Units representing a 7.7% limited partner interest in the MLP and (z) 1,989,333 Subordinated Units representing a 14.4% limited partner interest in the MLP.

7.	Williams Pipeline will contribute to the MLP its 16.7% membership interest (the “Williams Pipeline Discovery Interest”) in Discovery, in exchange for (y) 284,432 Common Units representing a 4.2% limited partner interest in the MLP and (z) 1,093,111 Subordinated Units representing a 7.9% limited partner interest in the MLP.

8.	Holdings will contribute all of the outstanding membership interests in MCFS to the MLP in exchange for (a) 722,787 Common Units representing a 10.7% limited partner interest in the MLP and (b) 2,777,771 Subordinated Units representing a 20.2% limited partner interest in the MLP.

9.	The public, through the underwriters of the Offering, will contribute $[100.0] million (the “Offering Proceeds”) to the MLP in exchange for 5,000,000 Common Units, representing limited partner interests with a [86.25]% limited partner interest in the MLP.

10.	The MLP will use the Offering Proceeds to (a) pay the underwriting discounts and commissions, (b) distributes $[35.0] million to [WES/Williams Pipeline] to reimburse for certain capital expenditures incurred prior to formation, (c) distributes $[48.5] million to [any or all of the other transferors], (d) convey $[1.6] million in cash to MCFS and CTP as capital contributions for them to replenish working capital and (e) pay the approximately $[4.6] million of Offering expenses incurred by the MLP.

11.	The MLP will convey its interests in MCFS, CTP and Discovery to the OLLC as a capital contribution.

12.	The agreements of limited partnership and the limited liability company agreements of the aforementioned entities will be amended and restated to the extent necessary to reflect the applicable matters set forth above and in Article I and Article III of this Agreement.

     NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:

ARTICLE I
DEFINITIONS; RECORDATION

     1.1 Definitions. The following capitalized terms have the meanings given below.

     “Acts” shall mean collectively the Delaware Limited Partnership Act and the Delaware LLC Act.

     “Agreement” means this Contribution, Conveyance and Assumption Agreement.

     “Assets” has the meaning assigned to such term in Section 5.1.

     “Beneficial Owner” has the meaning assigned to such term in Section 7.2.

     “Common Units” has the meaning assigned to such term in the Partnership Agreement.

     “CTP” has the meaning assigned to such term in the first paragraph of this Agreement.

     “CTP Aggregate Liabilities” shall mean, collectively, the CTP Liabilities and the CTP Remaining Liabilities.

     “CTP Full Interest” shall mean, collectively, the CTP Interest and the CTP Remaining Interest.

     “CTP Interest” has the meaning assigned to such term in Section 2.3.

     “CTP Liabilities” shall mean all liabilities and obligations of CTP relating to the CTP Interest.

     “CTP Remaining Interest” has the meaning assigned to such term in Section 2.5.

     “CTP Remaining Liabilities” shall mean all liabilities and obligations of CTP relating to the CTP Remaining Interest.

     “CTP Working Capital Assets” has the meaning assigned to such term in Item 2 of the third Recital of this Agreement.

     “Delaware LLC Act” has the meaning assigned to such term in Item 1 of the second Recital of this Agreement.

     “Delaware Limited Partnership Act” has the meaning assigned to such term in the initial Recital of this Agreement.

     “Discovery” has the meaning assigned to such term in Item 6 of the third Recital of this Agreement.

     “Discovery Aggregate Liabilities” shall mean, collectively, the WE Discovery Liabilities and the Williams Pipeline Discovery Liabilities.

     “Discovery Interest” has the meaning assigned to such term in Section 2.14.

     “Effective Date” means _________, 2005.

     “Effective Time” means the time when the transactions contemplated by Article II hereof have been consummated.

     “Espagas” has the meaning assigned to such term in Item 8 of the second Recital of this Agreement.

     “Existing Credit Agreement” means the Credit Agreement, dated as of May 3, 2004, by and among TWC, Northwest Pipeline Corporation and Transcontinental Gas Pipe Line Corporation, as the borrowers, the lenders named therein, Citicorp USA, Inc., as administrative agent and collateral agent, Citibank, N.A. and Bank of America, N.A., as the issuing banks, Bank of America, N.A., as syndication agent, and JPMorgan Chase Bank, The Bank of Nova Scotia and The Royal Bank of Scotland, PLC, as co-documentation agents.

     “GP LLC” has the meaning assigned to such term in the first paragraph of this Agreement.

     “Holdings” has the meaning assigned to such term in the first paragraph of this Agreement.

     “Incentive Distribution Rights” has the meaning assigned to such term in the Partnership Agreement.

     “Laws” means any and all laws, statutes, ordinances, rules or regulations promulgated by a governmental authority, orders of a governmental authority, judicial decisions, decisions of arbitrators or determinations of any governmental authority or court.

     “MAPCO” has the meaning assigned to such term in Item 9 of the second Recital of this Agreement.

     “MCFS” has the meaning assigned to such term in the first paragraph of this Agreement.

     “MCFS Interest” has the meaning assigned to such term in Section 2.8.

     “MCFS Liabilities” shall mean all liabilities and obligations of MCFS relating to the MCFS Interest.

     “MCFS Working Capital Assets” has the meaning assigned to such term in Item 1 of the third Recital of this Agreement.

     “MLP” has the meaning assigned to such term in the first paragraph of this Agreement.

     “MLP Aggregate Interests” has the meaning assigned to such term in Section 2.14.

     “MLP Aggregate Liabilities” shall mean, collectively, the MCFS Liabilities, the CTP Aggregate Liabilities and the Discovery Aggregate Liabilities.

     “Offering” means the initial public offering and transfer of title of 5,000,000 Common Units by the MLP to the public.

     “Offering Proceeds” has the meaning assigned to such term in Item 9 of the third Recital of this Agreement.

     “OLLC” has the meaning assigned to such term in the first paragraph of this Agreement.

     “Omnibus Agreement” means the Omnibus Agreement dated of even date herewith, by and among [TWC,] GP LLC, the MLP and the OLLC.

     “Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of the MLP, as it may be amended and restated from time to time.

     “Partnership Group” has the meaning assigned to such term in the Omnibus Agreement.

     “Party and Parties” have the meanings assigned to such terms in the first paragraph of this Agreement.

     “Registration Statement” means the registration statement on Form S-1 (File No. 333-124517) filed by the MLP relating to the Offering.

     “Restriction” has the meaning assigned to such term in Section 7.2.

     “Restriction Asset” has the meaning assigned to such term in Section 7.2.

     “Specific Conveyances” has the meaning assigned to such term in Section 2.15.

     “Subordinated Units” has the meaning assigned to such term in the Partnership Agreement.

     “TWC” has the meaning assigned to such term in the initial Recital of this Agreement.

     “WE” has the meaning assigned to such term in the first paragraph of this Agreement.

     “WE Discovery Interest” has the meaning assigned to such term in Item 6 of the third Recital of this Agreement.

     “WE Discovery Liabilities” shall mean all liabilities and obligations of Discovery relating to the WE Discovery Interest.

     “WES” has the meaning assigned to such term in the first paragraph of this Agreement.

     “Williams Pipeline” has the meaning assigned to such term in the first paragraph of this Agreement.

     “Williams Pipeline Discovery Interest” has the meaning assigned to such term in Item 6 of the third Recital of this Agreement.

     “Williams Pipeline Discovery Liabilities” shall mean all liabilities and obligations of Discovery relating to the Williams Pipeline Discovery Interest.

     “WMBPS” has the meaning assigned to such term in Item 11 of the second Recital of this Agreement.

     “WMNGL” has the meaning assigned to such term in Item 6 of the second Recital of this Agreement.

     “WNGL” has the meaning assigned to such term in Item 7 of the second Recital of this Agreement.

     1.2 Recordation of Evidence of Ownership of Assets. In connection with the transfers under the applicable Acts that are referred to in the recitals to this Agreement, the Parties acknowledge that certain jurisdictions in which the assets of the applicable parties to such conversions and dissolutions are located may require that documents be recorded by the entities resulting from such transfers in order to evidence title to assets in such entities. All such documents shall evidence such new ownership and are not intended to modify, and shall not modify, any of the terms, covenants and conditions herein set forth.

ARTICLE II
THE OFFERING AND RELATED TRANSACTIONS

     2.1 Distribution of MCFS Working Capital Assets by MCFS to Holdings. MCFS hereby grants, distributes, transfers, assigns and conveys to Holdings, its successors and assigns, for its and their own use forever, all of its right, title and interest in and to the MCFS Working Capital Assets, and Holdings hereby accepts the MCFS Working Capital Assets, subject to all matters to be contained in the instruments of conveyance covering the MCFS Working Capital Assets to evidence such distribution and conveyance, if any.

     TO HAVE AND TO HOLD the MCFS Working Capital Assets unto Holdings, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, and in such instruments of conveyance forever.

     2.2 Distribution of CTP Working Capital Assets by CTP to WES. CTP hereby grants, distributes, transfers, assigns and conveys to WES, its successors and assigns, for its and their own use forever, all of its right, title and interest in and to the CTP Working Capital Assets, and WES hereby accepts the CTP Working Capital Assets, subject to all matters to be contained in the instruments of conveyance covering the CTP Working Capital Assets to evidence such distribution and conveyance, if any

     TO HAVE AND TO HOLD the CTP Working Capital Assets unto WES, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, and in such instruments of conveyance forever.

     2.3 Contribution by WES to GP LLC of an Interest in CTP. WES hereby grants, contributes, transfers, assigns and conveys to GP LLC, its successors and assigns, for its and their own use forever, all of its right, title and interest in and to a portion of its membership interest in CTP equal to a 2% equity value of the MLP (the “CTP Interest”), and GP LLC hereby accepts the CTP Interest.

     TO HAVE AND TO HOLD the CTP Interest unto GP LLC, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

     2.4 Contribution by GP LLC to the MLP of the CTP Interest. GP LLC hereby grants, contributes, transfers, assigns and conveys to the MLP, its successors and assigns, for its and their own use forever, all of the CTP Interest, and the MLP hereby accepts the CTP Interest as an additional capital contribution in exchange for (a) a continuation of GP LLC’s 2% general partner interest in the MLP and (b) the Incentive Distribution Rights.

     TO HAVE AND TO HOLD the CTP Interest unto the MLP, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

     2.5 Contribution by WES to the MLP of its Remaining Interest in CTP. WES hereby grants, contributes, transfers, assigns and conveys to the MLP, its successors and assigns, for its and their own use forever, all of its remaining membership interest in CTP (collectively, the “CTP Remaining Interest”), and the MLP hereby accepts the CTP Remaining Interest as an additional capital contribution in exchange for (a) 233,769 Common Units representing a 3.5% limited partner interest in the MLP and (b) 898,406 Subordinated Units representing a 6.5% limited partner interest in the MLP.

     TO HAVE AND TO HOLD the CTP Remaining Interest unto the MLP, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

     2.6 Contribution by WE to the MLP of an Interest in Discovery. WE hereby grants, contributes, transfers, assigns and conveys to the MLP, its successors and assigns, for its and their own use forever, the WE Discovery Interest, and the MLP hereby accepts the WE Discovery Interest as an additional capital contribution in exchange for (a) 517,633 Common Units representing a 7.7% limited partner interest in the MLP and (b) 1,989,333 Subordinated Units representing a 14.4% limited partner interest in the MLP.

     TO HAVE AND TO HOLD the WE Discovery Interest unto the MLP, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

     2.7 Contribution by Williams Pipeline to the MLP of an Interest in Discovery. Williams Pipeline hereby grants, contributes, transfers, assigns and conveys to the MLP, its successors and assigns, for its and their own use forever, the Williams Pipeline Discovery Interest, and the MLP hereby accepts the Williams Pipeline Discovery Interest as an additional capital contribution in exchange for (a) 284,432 Common Units representing a 4.2% limited partner interest in the MLP and (b) 1,093,111 Subordinated Units representing a 7.9% limited partner interest in the MLP.

     TO HAVE AND TO HOLD the Williams Pipeline Discovery Interest unto the MLP, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

     2.8 Contribution by Holdings to the MLP of All of Its Interests in MCFS. Holdings hereby grants, contributes, transfers, assigns and conveys to the MLP, its successors and assigns, for its and their own use forever, all of its right, title and interest in and to its 100% membership interest in MCFS (the “MCFS Interest”), and the MLP hereby accepts the MCFS Interest as an additional capital contribution in exchange for (a) 722,787 Common Units representing a 10.7% limited partner interest in the MLP and (b) 2,777,771 Subordinated Units representing a 20.2% limited partner interest in the MLP.

     TO HAVE AND TO HOLD the MCFS Interest unto the MLP, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

     2.9 Public Cash Contribution. The Parties acknowledge the cash contribution of the Offering Proceeds from the public through the underwriters, to the MLP in connection with the Offering in exchange for 5,000,000 Common Units, representing limited partner interests with a [36.25]% limited partner interest in the MLP.

     2.10 MLP Receipt of Cash Contribution. The MLP acknowledges receipt of the Offering Proceeds in cash as a capital contribution to the MLP, and the Parties acknowledge that the MLP has used all of such capital contribution to (a) pay the underwriting discounts and commissions (which may be withheld by the underwriters from the Offering Proceeds as payment thereof), (b) distributes $[35.0] million to [WES/Williams Pipeline] to reimburse for certain capital expenditures incurred prior to formation, (c) distributes $[48.5] million to [any or all of the other transferors], (d) convey $[1.6] million in cash to MCFS and CTP as capital contributions for them to replenish working capital and (e) pay the approximately $[4.6] million of Offering expenses incurred by the MLP.

     2.11 MLP Cash Distribution to [TWC affiliates].

          (a) The Parties acknowledge the distribution by the MLP to [WES/Williams Pipeline] and the receipt by [WES/Williams Pipeline] of $[35.0].

          (b) The Parties acknowledge the distribution by the MLP to [specify any or all other transferors] and the receipt by [specify any or all other transferors] of $[48.5].

A portion of each of the above distributions has been made to satisfy the reimbursement for capital expenditures of the above respective parties.

     2.12 MCFS Receipt of Cash Contribution. MCFS acknowledges receipt of $[ ] million in cash as a capital contribution from the MLP, and the parties acknowledge that MCFS has used, or will use, all of such capital contribution to provide working capital.

     2.13 CTP Receipt of Cash Contribution. CTP acknowledges receipt of $[  ] million in cash as a capital contribution from the MLP, and the parties acknowledge that CTP has used, or will use, all of such capital contribution to provide working capital.

     2.14 Conveyance and Contribution by the MLP to the OLLC of its Interests in MCFS, CTP and Discovery. The MLP hereby grants, contributes, transfers, assigns and conveys to the OLLC, its successors and assigns, for its and their own use forever, all of its right, title and interest in and to (a) the MCFS Interest, (b) the CTP Full Interest and (c) its 40% membership interest in Discovery (the “Discovery Interest” and, together with the MCFS Interest and the CTP Full Interest, the “MLP Aggregate Interests”) and the OLLC hereby accepts the MLP Aggregate Interests as an additional capital contribution.

     TO HAVE AND TO HOLD the MLP Aggregate Interests unto the OLLC, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

     2.15 Specific Conveyances. To further evidence the contributions of the Assets reflected in this Agreement, each party making such contribution may have executed and delivered to the party receiving such contribution certain conveyance, assignment and bill of sale instruments (the “Specific Conveyances”). The Specific Conveyances shall evidence and perfect such sale and contribution made by this Agreement and shall not constitute a second conveyance of any assets or interests therein and shall be subject to the terms of this Agreement.

ARTICLE III
ASSUMPTION OF CERTAIN LIABILITIES

     3.1 Assumption of CTP Liabilities by GP LLC. In connection with the contribution by WES of the CTP Interest to GP LLC, as set forth in Section 2.3 above, GP LLC hereby assumes and agrees to duly and timely pay, perform and discharge all of the CTP Liabilities, to the full extent that WES has been heretofore or would have been in the future obligated to pay, perform and discharge the CTP Liabilities were it not for the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the CTP Liabilities shall not (a) increase the obligation of GP LLC with respect to the CTP Liabilities beyond that of WES, (b) waive any valid defense that was available to WES with respect to the CTP Liabilities or (c) enlarge any rights or remedies of any third party under any of the CTP Liabilities.

     3.2 Assumption of CTP Liabilities by the MLP. In connection with the contribution by GP LLC to the MLP of the CTP Interest as set forth in Section 2.4 above, the MLP hereby assumes and agrees to duly and timely pay, perform and discharge all of the CTP Liabilities, to the full extent that GP LLC has been heretofore or would have been in the future obligated to pay, perform and discharge such obligations and liabilities were it not for the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the CTP Liabilities shall not (a) increase the obligation of the MLP with respect to the CTP Liabilities beyond that of GP LLC, (b) waive any valid defense that was available to GP LLC with respect to the CTP Liabilities or (c) enlarge any rights or remedies of any third party under any of the CTP Liabilities.

     3.3 Assumption of CTP Remaining Liabilities by the MLP. In connection with the contribution by WES to the MLP of the CTP Remaining Interest as set forth in Section 2.5 above, the MLP hereby assumes and agrees to duly and timely pay, perform and discharge all of the CTP Remaining Liabilities, to the full extent that WES has been heretofore or would have been in the future obligated to pay, perform and discharge such obligations and liabilities were it not for the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the CTP Remaining Liabilities shall not (a) increase the obligation of the MLP with respect to the CTP Remaining Liabilities beyond that of WES, (b) waive any valid defense that was available to WES with respect to the CTP Remaining Liabilities or (c) enlarge any rights or remedies of any third party under any of the CTP Remaining Liabilities.

     3.4 Assumption of WE Discovery Liabilities by the MLP. In connection with the contribution by WE to the MLP of the WE Discovery Interest as set forth in Section 2.6 above, the MLP hereby assumes and agrees to duly and timely pay, perform and discharge all of the WE Discovery Liabilities, to the full extent that WE has been heretofore or would have been in the future obligated to pay, perform and discharge such obligations and liabilities were it not for the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the WE Discovery Liabilities shall not (a) increase the obligation of the MLP with respect to the WE Discovery Liabilities beyond that of WE, (b) waive any valid defense that was available to WE with respect to the WE Discovery Liabilities or (c) enlarge any rights or remedies of any third party under any of the WE Discovery Liabilities.

     3.5 Assumption of Williams Pipeline Discovery Liabilities by the MLP. In connection with the contribution by Williams Pipeline to the MLP of the Williams Pipeline Discovery Interest as set forth in Section 2.7 above, the MLP hereby assumes and agrees to duly and timely pay, perform and discharge all of the Williams Pipeline Discovery Liabilities, to the full extent that Williams Pipeline has been heretofore or would have been in the future obligated to pay, perform and discharge such obligations and liabilities were it not for the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the Williams Pipeline Discovery Liabilities shall not (a) increase the obligation of the MLP with respect to the Williams Pipeline Discovery Liabilities beyond that of Williams Pipeline, (b) waive any valid defense that was available to Williams Pipeline with respect to the Williams Pipeline Discovery Liabilities or (c) enlarge any rights or remedies of any third party under any of the Williams Pipeline Discovery Liabilities.

     3.6 Assumption of MCFS Liabilities by the MLP. In connection with the contribution by Holdings to the MLP of the MCFS Interest as set forth in Section 2.8 above, the MLP hereby assumes and agrees to duly and timely pay, perform and discharge all of the MCFS Liabilities, to the full extent that Holdings has been heretofore or would have been in the future obligated to pay, perform and discharge such obligations and liabilities were it not for the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the MCFS Liabilities shall not (a) increase the obligation of the MLP with respect to the MCFS Liabilities beyond that of Holdings, (b) waive any valid defense that was available to Holdings with respect to the MCFS Liabilities or (c) enlarge any rights or remedies of any third party under any of the MCFS Liabilities.

     3.7 Assumption of MLP Aggregate Liabilities by the OLLC. In connection with the contribution by the MLP to the OLLC of the MLP Aggregate Interests as set forth in Section 2.14 above, the OLLC hereby assumes and agrees to duly and timely pay, perform and discharge all of the MLP Aggregate Liabilities, to the full extent that the MLP has been heretofore or would have been in the future obligated to pay, perform and discharge such obligations and liabilities were it not for the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the MLP Aggregate Liabilities shall not (a) increase the obligation of the OLLC with respect to the MLP Aggregate Liabilities beyond that of the MLP, (b) waive any valid defense that was available to the MLP with respect to the MLP Aggregate Liabilities or (c) enlarge any rights or remedies of any third party under any of the MLP Aggregate Liabilities.

     3.8 General Provisions Relating to Assumption of Liabilities. Notwithstanding anything to the contrary contained in this Agreement including, without limitation, the terms and provisions of this Article III, none of the Parties shall be deemed to have assumed, and none of the Assets have been or are being contributed subject to, (a) any liens or security interests securing consensual indebtedness covering any of the Assets, except to the extent set forth on a schedule to this Agreement, and all such liens and security interests shall be deemed to be excluded from the assumptions of liabilities made under this Article III or (b) any of the liabilities covered by the indemnities set forth in the Omnibus Agreement to the extent such liabilities are covered by such indemnities, and all such liabilities shall be deemed to be excluded from the assumptions of liabilities made under this Article III to the extent that such liabilities are covered by such indemnities.

ARTICLE IV
ADDITIONAL TRANSACTION

     4.1 Purchase of Additional Common Units. The Parties acknowledge that in the event the underwriters exercise their option to purchase additional Common Units, the MLP shall use any net proceeds therefrom to redeem from [ ] a number of Common Units held by [ ] equal to the number of Common Units issued upon exercise of the option to purchase additional Common Units, at a price per Common Unit equal to the net proceeds per Common Unit received by the MLP after underwriting discounts and commissions but before other expenses.

ARTICLE V
TITLE MATTERS

     5.1 Encumbrances.

               (a) Except to the extent provided in Section 3.8 or any other document executed in connection with this Agreement or the Offering including, without limitation, the

Omnibus Agreement, the contribution and conveyance (by operation of law or otherwise) of the various physical assets as reflected in this Agreement (collectively, the “Assets”) are made expressly subject to all recorded encumbrances, agreements, defects, restrictions, and adverse claims covering the respective Assets and all laws, rules, regulations, ordinances, judgments and orders of governmental authorities or tribunals having or asserting jurisdiction over the Assets and operations conducted thereon or therewith, in each case to the extent the same are valid and enforceable and affect the Assets, including, without limitation, (i) all matters that a visual inspection of the Assets would reflect, (ii) the applicable liabilities assumed in Section 3.8, and (iii) all matters contained in the Specific Conveyances.

               (b) To the extent that certain jurisdictions in which the Assets are located may require that documents be recorded in order to evidence the transfers of title reflected in this Agreement, then the provisions set forth in Section 5.1(a) immediately above shall also be applicable to the conveyances under such documents.

     5.2 Disclaimer of Warranties; Subrogation; Waiver of Bulk Sales Laws.

               (a) EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING INCLUDING, WITHOUT LIMITATION THE OMNIBUS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT NONE OF THE PARTIES HAS MADE, DOES NOT MAKE, AND EACH SUCH PARTY SPECIFICALLY NEGATES AND DISCLAIMS, ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT, REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE ASSETS INCLUDING, WITHOUT LIMITATION, THE ENVIRONMENTAL CONDITION OF THE ASSETS GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON THE ASSETS, (B) THE INCOME TO BE DERIVED FROM THE ASSETS, (C) THE SUITABILITY OF THE ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (D) THE COMPLIANCE OF OR BY THE ASSETS OR THEIR OPERATION WITH ANY LAWS (INCLUDING WITHOUT LIMITATION ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE ASSETS. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT EACH HAS HAD THE OPPORTUNITY TO INSPECT THE RESPECTIVE ASSETS, AND EACH IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE RESPECTIVE ASSETS AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY ANY OF THE PARTIES. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT, NONE OF THE PARTIES IS LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR

WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. EXCEPT TO THE EXTENT PROVIDED IN ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT, EACH OF THE PARTIES ACKNOWLEDGES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE CONTRIBUTION OF THE ASSETS AS PROVIDED FOR HEREIN IS MADE IN AN “AS IS”, “WHERE IS” CONDITION WITH ALL FAULTS, AND THE ASSETS ARE CONTRIBUTED AND CONVEYED SUBJECT TO ALL OF THE MATTERS CONTAINED IN THIS SECTION. THIS SECTION SHALL SURVIVE SUCH CONTRIBUTION AND CONVEYANCE OR THE TERMINATION OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE OFFERING, INCLUDING, WITHOUT LIMITATION, THE OMNIBUS AGREEMENT.

               (b) To the extent that certain jurisdictions in which the Assets are located may require that documents be recorded in order to evidence the transfers of title reflected in this Agreement, then the disclaimers set forth in Section 5.2(a) immediately above shall also be applicable to the conveyances under such documents.

               (c) The contributions of the Assets made under this Agreement are made with full rights of substitution and subrogation of the respective parties receiving such contributions, and all persons claiming by, through and under such parties, to the extent assignable, in and to all covenants and warranties by the predecessors-in-title of the parties contributing the Assets, and with full subrogation of all rights accruing under applicable statutes of limitation and all rights of action of warranty against all former owners of the Assets.

               (d) Each of the Parties agrees that the disclaimers contained in this Section 5.2 are “conspicuous” disclaimers. Any covenants implied by statute or law by the use of the words “grant,” “convey,” “bargain,” “sell,” “assign,” “transfer,” “deliver,” or “set over” or any of them or any other words used in this Agreement or any exhibits hereto are hereby expressly disclaimed, waived or negated.

               (e) Each of the Parties hereby waives compliance with any applicable bulk sales law or any similar law in any applicable jurisdiction in respect of the transactions contemplated by this Agreement.

ARTICLE VI
FURTHER ASSURANCES

     6.1 Further Assurances. From time to time after the date hereof, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and (c) to more fully and effectively carry out the purposes and intent of this Agreement.

     6.2 Other Assurances. From time to time after the date hereof, and without any further consideration, each of the Parties shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement. It is the express intent of the Parties that the MLP or its subsidiaries own all assets necessary to operate the assets that are identified in this Agreement and in the Registration Statement. To the extent any assets were not identified but are necessary to the operation of assets that were identified, then the intent of the Parties is that all such unidentified assets are intended to be conveyed to the appropriate members of the Partnership Group. To the extent such assets are identified at a later date, the Parties shall take the appropriate actions required in order to convey all such assets to the appropriate members of the Partnership Group. Likewise, to the extent that assets are identified at a later date that were not intended by the parties to be conveyed as reflected in the Registration Statement, the Parties take the appropriate actions required in order to convey all such assets to the appropriate party.

ARTICLE VII
MISCELLANEOUS

     7.1 Order of Completion of Transactions. The transactions provided for in Article II and Article III of this Agreement shall be completed on the Effective Date in the following order:

   First, the transactions provided for in Article II shall be completed in the order set forth therein; and

   Second, the transactions provided for in Article III shall be completed in the order set forth therein.

     7.2 Consents; Restriction on Assignment. If there are prohibitions against or conditions to the contribution and conveyance of one or more of the Assets without the prior written consent of third parties, including, without limitation, governmental agencies (other than consents of a ministerial nature which are normally granted in the ordinary course of business), which if not satisfied would result in a breach of such prohibitions or conditions or would give an outside party the right to terminate rights of the Party to whom the applicable Assets were intended to be conveyed (the “Beneficial Owner”) with respect to such portion of the Assets (herein called a “Restriction”), then any provision contained in this Agreement to the contrary notwithstanding, the transfer of title to or interest in each such portion of the Assets (herein called the “Restriction Asset”) pursuant to this Agreement shall not become effective unless and until such Restriction is satisfied, waived or no longer applies. When and if such a Restriction is so satisfied, waived or no longer applies, to the extent permitted by applicable law and any applicable contractual provisions, the assignment of the Restriction Asset subject thereto shall become effective automatically as of the Effective Time, without further action on the part of any Party. Each of the applicable Parties that were involved with the conveyance of a Restriction Asset agree to use their reasonable best efforts to obtain on a timely basis satisfaction of any Restriction applicable to any Restriction Asset conveyed by or acquired by any of them. The description of any portion of the Assets as a “Restriction Asset” shall not be construed as an admission that any Restriction exists with respect to the transfer of such portion of the Assets. In the event that any Restriction Asset exists, the applicable Party agrees to continue to hold such Restriction Asset in trust for the exclusive benefit of the applicable Party to whom such Restriction Asset was intended to be conveyed and to otherwise use its reasonable best efforts to provide such other Party with the benefits thereof, and the party holding such Restriction Asset will enter into other agreements, or take such other action as it may deem necessary, in order to ensure that the applicable Party to whom such Restriction Asset was intended to be conveyed has the assets and concomitant rights necessary to enable the applicable Party to operate such Restriction Asset in all material respects as it was operated prior to the Effective Time.

     7.3 Costs. The OLLC shall pay all sales, use and similar taxes arising out of the contributions, conveyances and deliveries to be made hereunder, and shall pay all documentary, filing, recording, transfer, deed, and conveyance taxes and fees required in connection therewith. In addition, the OLLC shall be responsible for all costs, liabilities and expenses (including court costs and reasonable attorneys’ fees) incurred in connection with the satisfaction or waiver of any Restriction pursuant to Section 7.2 to the extent such Restriction was set forth in the disclosure letter referencing this Agreement delivered to the OLLC on or before the Effective Date.

     7.4 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including without limitation, all Schedules attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, and Schedules shall, unless the context requires a different construction, be deemed to be references to the Articles, Sections and Schedules of this Agreement, respectively, and all such Schedules attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

     7.5 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the parties signatory hereto and their respective successors and assigns.

     7.6 No Third Party Rights. The provisions of this Agreement are intended to bind the parties signatory hereto as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

     7.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

     7.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of [Texas] applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof, except to the extent that it is mandatory that the law of some other jurisdiction, wherein the Assets are located, shall apply.

     7.9 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

     7.10 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the Assets and interests referenced herein.

     7.11 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto and affected thereby.

     7.12 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to its subject matter. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the Parties hereto after the date of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

WILLIAMS ENERGY SERVICES,
a Delaware limited liability company

By:_____________________________________________

Name:___________________________________________

Title:____________________________________________

“WES”

WILLIAMS PARTNERS GP LLC,
a Delaware limited liability company

By:_____________________________________________

Name:___________________________________________

Title:____________________________________________

“GP LLC”

WILLIAMS PARTNERS L.P.,
a Delaware limited partnership

By: Williams Partners GP LLC, its general partner

By:_____________________________________________

Name:___________________________________________

Title:____________________________________________

“MLP”

WILLIAMS PARTNERS OPERATING LLC,
a Delaware limited liability company

By:_____________________________________________

Name:___________________________________________

Title:____________________________________________

“OLLC”

WILLIAMS ENERGY LLC,
a Delaware limited liability company

By:_____________________________________________

Name:___________________________________________

Title:____________________________________________

“WE”

WILLIAMS DISCOVERY PIPELINE, LLC,
a Delaware limited liability company

By:_____________________________________________

Name:___________________________________________

Title:____________________________________________

“Williams Pipeline”

WILLIAMS PARTNERS HOLDINGS LLC,
a Delaware limited liability company

By:_____________________________________________

Name:___________________________________________

Title:____________________________________________

“Holdings”

MID-CONTINENT FRACTIONATION AND STORAGE, LLC, a Delaware
limited liability company

By:_____________________________________________

Name:___________________________________________

Title:____________________________________________

“MCFS”

CARBONATE TREND PIPELINE LLC,
a Delaware limited liability company

By:_____________________________________________

Name:___________________________________________

Title:____________________________________________

“CTP”

Schedule 3.8